UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 27, 2020

CALPINE CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-12079	77-0212977
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

717 Texas Avenue, Suite 1000, Houston, Texas 77002
(Addresses of principal executive offices and zip codes)

Registrant's telephone number, including area code: (713) 830-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

ITEM 7.01 — REGULATION FD DISCLOSURE
SIGNATURES

ITEM 7.01 — REGULATION FD DISCLOSURE
On July 27, 2020, Calpine Corporation (the “Company”) announced that it intends to offer $500 million in aggregate principal amount of Senior Notes due 2029 (the “2029 Notes”) and $500 million in aggregate principal amount of Senior Notes due 2031 (the “2031 Notes” and, together with the 2029 Notes, the “Notes”). The Company intends to use the proceeds from the offering of the Notes, together with cash on hand, to (i) purchase pursuant to tender offers and a consent solicitation any and all of its outstanding 5.500% Senior Notes due 2024 and an aggregate principal amount of its outstanding 5.750% Senior Notes due 2025 that may be purchased for a maximum purchase price of approximately $741 million and (ii) pay premiums, fees and expenses relating to the tender offers and consent solicitation. The Company will use any net proceeds from the offering in excess of that used to complete the tender offers and consent solicitation for general corporate  purposes, which may include repayment of existing debt.
In connection with the offering of the Notes, the Company is disclosing certain information in an offering memorandum to prospective investors in the Notes, including the information set forth below. Not all of the information contained in the offering memorandum appears below. Unless otherwise indicated or the context requires otherwise, the terms “we,” “us” and “our” refer to Calpine Corporation and its consolidated subsidiaries.
Preliminary Results for the Three and Six Months Ended June 30, 2020
While we are currently in the process of finalizing our financial and operating results for the three and six months ended June 30, 2020, the following table summarizes preliminary unaudited information related to these aforementioned periods:

	Three Months Ended March 31, 2020	Three Months Ended June 30, 2020	Six Months Ended June 30, 2020
	As Reported	Estimated Range	Estimated Range
	(in millions, unless otherwise noted)
Commodity Margin	$588	$712 – $732	$1,300 – $1,320
Adjusted Unlevered Free Cash Flow	$226	$309 – $329	$535 – $555
Major maintenance expense and maintenance capital expenditures	$119	$157 – $177	$276 – $296
MWh generated (in thousands)	24,912	20,088 – 25,088	45,000 – 50,000
Based upon estimates provided above, Calpine estimates that Adjusted Unlevered Free Cash Flow for the three months ended June 30, 2020 will exceed as reported results for the three months ended March 31, 2020. This continued growth in cash flow in part demonstrates cash flow stability through the six month period ending June 30, 2020 in spite of the COVID-19 pandemic.
Additionally, as noted below, while the six months ended June 30, 2020 Adjusted Unlevered Free Cash Flow is expected to be between $224 million and $244 million below the prior year period, this is primarily driven by the effect of shifts in capacity revenues and hedging results impacting our previously disclosed March 31, 2020 results:

•
As previously reported, Adjusted Unlevered Free Cash Flow for the three months ended March 31, 2020 was $193 million below results for the same period in 2019 driven primarily by $73 million in lower capacity revenue primarily in PJM and ISO-NE and $80 million in lower contribution from hedging resulting from milder weather during 2020 when compared to the same period during 2019.

•
Estimated Adjusted Unlevered Free Cash Flow for the three months ended June 30, 2020 is expected to be between $31 million and $51 million below results for the same period in 2019. As with the first quarter, this variance is primarily driven by lower capacity revenue primarily in PJM and ISO-NE. This negative year over year variance is partially offset by higher realized market spark spreads for the three month period ending June 30, 2020 when compared to the results for the same period in 2019.

Finally, wholesale generation is expected to have increased across all regions, while retail financial performance is expected to have been relatively unchanged for the six months ended June 30, 2020 when compared to the same period during 2019.
The preliminary results presented above are unaudited, subject to completion and based on information available to management as of the date of the offering memorandum. The preliminary results for the three and six months ended June 30, 2020 are based on management’s internal reporting and are subject to adjustment for the quarter-end closing procedures (which have not been completed) and should not be viewed as a substitute for full quarterly financial statements prepared in accordance with U.S. generally accepted accounting principles. We have prepared the preliminary financial and operating information presented herein, and our independent registered public accounting firm has not performed any audit, review or set of procedures with respect to such financial and operating information, nor have they expressed any opinion or any other form of assurance on such financial and operating information. An audit, review or set of procedures of such financial and operating information could result in changes to these preliminary results. Actual results may be materially different from the estimates presented herein, and you should not place undue reliance on these estimates. We undertake no obligation to update this information. The preliminary financial and operating information for the three and six months ended June 30, 2020 is not necessarily indicative of financial and operating results for any future period.
Adjusted Unlevered Free Cash Flow and Commodity Margin are non-GAAP measures. Because of the preliminary nature of the presentation of Adjusted Unlevered Free Cash Flow and Commodity Margin for the three and six months ended June 30, 2020, specific quantifications of the amounts that would be required to reconcile a net cash provided by operating activities estimate or an income (loss) from operations estimate are not available. We believe that there is a degree of volatility with respect to certain of the GAAP measures and certain adjustments made to arrive at the relevant non-GAAP measure, which precludes us from providing an accurate preliminary estimate of a GAAP to non-GAAP reconciliation. Based on the above, we believe that providing estimates of the amounts that would be required to reconcile the range of the non-GAAP Adjusted Unlevered Free Cash Flow and Commodity Margin for the Company would imply a degree of precision that would be confusing or misleading to investors for the reasons identified above.
Forward-Looking Information
In addition to historical information, this report contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We use words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “may,” “will,” “should,” “estimate,” “potential,” “project,” “preliminary” and similar expressions to identify forward-looking statements. Such statements include, among others, those concerning our expected financial performance and strategic and operational plans, as well as all assumptions, expectations, predictions, intentions or beliefs about future events. We believe that the forward-looking statements are based upon reasonable assumptions and expectations. However, you are cautioned that any such forward-looking statements are not guarantees of future performance and that a number of risks and uncertainties could cause actual results to differ materially from those anticipated in the forward-looking statements. Please see the risks identified in this report or in the Company’s reports and registration statements filed with the Securities and Exchange Commission, including, without limitation, the risk factors identified in its Annual Report on Form 10-K for the year ended December 31, 2019 and Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2020. These filings are available by visiting the Securities and Exchange Commission’s website at www.sec.gov or the Company’s website at www.calpine.com. Given the risks and uncertainties surrounding forward-looking statements, you should not place undue reliance on these statements. Many of these factors are beyond our ability to control or predict. Our forward-looking statements speak only as of the date of this report. Actual results or developments may differ materially from the expectations expressed or implied in the forward-looking statements, and, other than as required by law, the Company undertakes no obligation to update or revise any such statements, whether as a result of new information, future events, or otherwise.
The information in this Item 7.01 shall not be deemed “filed” for purposes of Section 18 of the Securities and Exchange Act of 1934, as amended, nor shall it be deemed “incorporated by reference” into any filing under the Securities Act of 1933, as amended, except as may be expressly set forth by specific reference in such filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CALPINE CORPORATION

	By:	/s/ ZAMIR RAUF
Zamir Rauf
Executive Vice President and
Chief Financial Officer

Date: July 27, 2020

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